                                                                     EXHIBIT 4.6







No. [   ]                                     Principal Amount $[             ]
     ---                                                         -------------

                                                          CUSIP NO.
                                                                   -----------

                     11% Senior Subordinated Note due 2008


                 Rent-A-Center, Inc., a Delaware corporation, promises to pay
to Cede & Co., or registered assigns, the principal sum of [                ]
Dollars on August 15, 2008.                                 ----------------

                 Interest Payment Dates:  February 15 and August 15.

                    Record Dates:  February 1 and August 1.

                 Additional provisions of this Note are set forth on the other side of this Note.


Dated:  August 18, 1998                    RENT-A-CENTER, INC.


                                                   By:
                                                      --------------------------
                                                       (Title)


                                                   By:
                                                      --------------------------
                                                       (Title)


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

IBJ SCHRODER BANK & TRUST COMPANY,
as Trustee, certifies
that this is one of the
Notes referred to
in the Indenture.


By
    ---------------------------
    Authorized Signatory
         August 18, 1998

               [FORM OF REVERSE SIDE OF SENIOR SUBORDINATED NOTE]

                     11% Senior Subordinated Note due 2008


1.       Interest

                 Rent-A-Center Choice, Inc., a Delaware corporation (formerly known as Renters Choice, Inc.)(such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

                 The Company will pay interest semiannually in cash and in arrears to Holders of record at the close of business on the February 1 and August 1 immediately preceding the interest payment date on February 15 and August 15 of each year, commencing February 15, 1999. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from August 18, 1998. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

                 By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on the Notes is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the interest payment date even if the Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Trustee, Paying Agent and Registrar

                 Initially, IBJ Schroder Bank & Trust Company, a New York banking corporation (the "Trustee"), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                 The Company issued the Notes under an Indenture dated as of August 18, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.
The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

                 The Notes are general unsecured senior subordinated obligations of the Company limited to $175 million aggregate principal amount (subject to Section 310 of the Indenture). This Note is one of the Exchange Notes referred to in the Indenture. The Notes include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends on, and the purchase or redemption of, Capital Stock of the Company and its Restricted Subsidiaries, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, investments of the Company and its Restricted Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.       Optional Redemption

                 The Senior Subordinated Notes will be redeemable, at the Company's option, in whole or in part, at any time and from time to time on and after August 15, 2003 and prior to maturity, upon not less than 30 nor more than 90 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

         Year                              Redemption Price
         ----                              ----------------
         2003 . . . . . . . . . . . .              105.500%
         2004 . . . . . . . . . . . .              103.667%
         2005 . . . . . . . . . . . .              101.833%
         2006 and thereafter. . . . .              100.000%

                 In addition, at any time and from time to time prior to August 15, 2001, the Company may redeem in the aggregate up to 33.33% of the original aggregate principal amount of the Notes with the proceeds of one or more Equity Offerings by the Company at a redemption price (expressed as a percentage of principal amount thereof) of 111% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 66.67% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption and that any such redemption occurs within 90 days following the closing of any such Equity Offering.

6.       Notice of Redemption

                 Notice of redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.       Put Provisions

                 Upon a Change of Control, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.       Subordination and Ranking

                 The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose. The Notes will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company.

9.       Denominations; Transfer; Exchange

                 The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of (i) any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before a selection of Notes to be redeemed and ending on the date of such selection or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

10.      Persons Deemed Owners

                 The registered holder of this Note may be treated as the owner of it for all purposes.

11.      Unclaimed Money

                 If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Defeasance

                 Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.      Amendment, Waiver

                 Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and
(ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Noteholder, or to provide for the issuance of Exchange Notes. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

14.      Defaults and Remedies

                 Under the Indenture, Events of Default include (i) a default in any payment of interest on any Note when due (whether or not such payment is prohibited by Article 13 of the Indenture), continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by Article 13 of the Indenture, (iii) the failure by the Company to comply with its obligations under Section 801 of the Indenture, (iv) the failure by the Company to comply for 30 days after written notice with any of its obligations under Section 1016 of the Indenture or Sections 1003, 1009, 1010, 1011, 1012, 1013, 1014, 1015, 1017, 1019 or 1020
of the Indenture (in each case, other than a failure to purchase Notes when required under Sections 1016 or 1017 of the Indenture), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture, (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million, (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary, (viii) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $25.0 million against the Company or a Significant Subsidiary that is not discharged, bonded or insured by a third Person if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed or (ix) the failure of any Subsidiary Guarantee of the Notes by a Subsidiary Guarantor made pursuant to Section 1020 of the Indenture to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any such Subsidiary Guarantor of its obligations under the Indenture or its Subsidiary Guarantee if such Default continues for 10 days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least a majority in principal amount of the outstanding applicable Notes may declare all such Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

                 Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.      Trustee Dealings with the Company

                 Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company, the Subsidiary Guarantors or their affiliates and may otherwise deal with the Company, the Subsidiary Guarantors or their affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

                 A director, officer, employee or stockholder, as such, of the Company or the Subsidiary Guarantors shall not have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.      Authentication

                 This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18.      Abbreviations

                 Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP Numbers

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.      Governing Law

                 THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                 The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture. Requests may be made to:

                                  Rent-A-Center, Inc.
                                  5700 Tennyson Parkway
                                  Third Floor
                                  Plano, Texas  75024

                                  Attention of Robert D. Davis

                              SUBSIDIARY GUARANTEE

1.       Guarantee

                 The Subsidiary Guarantor, jointly and severally with each other Subsidiary Guarantor, as a primary obligor and not merely as a surety, irrevocably and unconditionally Guarantees on an unsecured senior subordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, all obligations of the Company under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise all in accordance with the terms set forth in Article XIV of the Indenture. The Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonably attorney's fees and expenses) incurred by the Trustee or any Holders in enforcing any rights under this Subsidiary Guarantee, indemnification or otherwise.

                 This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                 The obligations of the Subsidiary Guarantor shall be limited to the extent set forth in Article XIV of the Indenture.

                 This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                 This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.


                                  COLORTYME, INC.


                                  By:
                                      ---------------------------------
                                      Name:
                                      Title:

                              SUBSIDIARY GUARANTEE


1.       Guarantee

                 The Subsidiary Guarantor, jointly and severally with each other Subsidiary Guarantor, as a primary obligor and not merely as a surety, irrevocably and unconditionally Guarantees on an unsecured senior subordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, all obligations of the Company under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise all in accordance with the terms set forth in Article XIV of the Indenture. The Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonably attorney's fees and expenses) incurred by the Trustee or any Holders in enforcing any rights under this Subsidiary Guarantee, indemnification or otherwise.

                 This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                 The obligations of the Subsidiary Guarantor shall be limited to the extent set forth in Article XIV of the Indenture.

                 This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                 This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.


                                  ADVANTAGE COMPANIES


                                  By:
                                      ---------------------------------
                                      Name:
                                      Title:

                                ASSIGNMENT FORM

                 To assign this Note, fill in the form below:

                 I or we assign and transfer this Note to

             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

-------------------------------------------------------------------------------

Date:                                Your Signature:
     -------------------                            ---------------------------

Signature Guarantee:
                    ---------------------------------------
                          (Signature must be guaranteed)

-------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions, with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Note Registrar in addition to or substitution for STAMP) pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:
         1 [ ] acquired for the undersigned's own account, without transfer; or

         2 [ ]            transferred to the Company; or

         3 [ ]            transferred pursuant to and in compliance with Rule
                          144A under the Securities Act of 1933; or

         4 [ ] transferred pursuant to an effective registration statement under the Securities Act; or

         5 [ ] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or


         6 [ ]            transferred to an institutional "accredited investor"
                          (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit E to the Indenture); or

         7 [ ] transferred pursuant to another available exemption from the registration requirements of the Securities
                          Act of 1933.

Unless one of the boxes is checked, the Trustee may refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                  ----------------------------
                                           Signature
Signature Guarantee:

--------------------------------------   -------------------------------
(Signature must be guaranteed)                     Signature


-------------------------------------------------------------
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Note Registrar in addition to or substitution for STAMP, pursuant to S.E.C. Rule 17Ad-15.

                        [TO BE ATTACHED TO GLOBAL NOTES]

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


                 The following increases or decreases in this Global Note have been made:


                                                               Principal Amount of      Signature of
               Amount of decrease in   Amount of increase in   this Global Note         authorized signatory
 Date of       Principal Amount of     Principal Amount of     following such           of Trustee or Notes
 Exchange      this Global Note        this Global Note        decrease or increase     Custodian

OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have this Note purchased by the Company pursuant to Section 1016 or 1017 of the Indenture, check the box: [ ]



                 If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1016 or 1017 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $


Date:                     Your Signature
     ----------                           --------------------------------------
                                           (Sign exactly as your name appears on
                                            the other side of the Note)


Signature Guarantee:
                     --------------------------------------
                         (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Note Registrar in addition to or substitution for STAMP, pursuant to S.E.C. Rule 17Ad-15.